                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                    AMENDED AND RESTATED LABOR POOL AGREEMENT

               AMENDED AND RESTATED LABOR POOL AGREEMENT made as of this 18th day of December, 1997 (the "Agreement"), by and between KLEINKNECHT ELECTRIC COMPANY, INC. (NY) ("KEC-NY"), of 940 Eighth Avenue, New York, New York 10014, and IPC INFORMATION SYSTEMS, INC. ("IPC") of 88 Pine Street, New York, NY 10005.

               WHEREAS, KEC-NY and IPC heretofore were both signatories to separate collective bargaining agreements with Local 3 IBEW, pursuant to which agreements both corporations employed technicians who were members of said local; and

               WHEREAS, KEC-NY is a domestic corporation controlled by Richard Kleinknecht and Peter Kleinknecht and their respective children; and

               WHEREAS, in October of 1991, the stock of IPC was acquired by Knight Ventures, Inc., a corporation also controlled by Richard Kleinknecht and Peter Kleinknecht; and

               WHEREAS, after such acquisition it was determined to be in the best interests of both IPC and KEC-NY to continue to employ workers represented by Local 3 and Local 3 (White Plains) on a pooled basis, and under the terms of KEC-NY's collective bargaining agreement; and

               WHEREAS, Local 3 has orally agreed to the institution and maintenance of such a pooling arrangement; and

               WHEREAS, the parties desire to memorialize their pooling arrangement and wish to provide for its continuance for an extended period of time.

               NOW, THEREFORE, the parties agree as follows:

               1. KEC-NY and IPC acknowledge their continued intention to employ on a pooled basis only those employees engaged by IPC and performing work for IPC who are represented by IBEW Local 3 and Local 3 (White Plains) ("Pooled Employees") pursuant to all of the terms and conditions of KEC-NY's collective bargaining agreement, including, without limitation, the continued payment of fringe benefit contributions provided for in such collective bargaining agreement.

               2. It is the intention of the parties that, as to Pooled Employees while engaged in IPC work, IPC shall have the same obligations and duties with regard to such employees as if IPC continued to have a direct contract with Local 3 and Local 3 (White Plains). Accordingly, it is acknowledged by IPC that it is familiar with, and has a copy of, KEC-NY's collective bargaining agreement. IPC agrees, as to its Pooled Employees, to assume and abide by all of the terms and conditions of such collective bargaining agreement and, together with KEC-NY, to do all things required by such agreement, and not to take any action which would be a breach thereof.

               3. KEC-NY agrees to be responsible for the preparation, on behalf of IPC, of all payrolls, payroll tax returns and union reports and fringe benefits and for the timely making of all appropriate payments to Pooled Employees, governmental agencies, insurance carriers, if applicable, and to trustees of the Local 3 and Local 3 (White Plains) fringe benefit funds (collectively, the "Payroll") for Pooled Employees engaged in IPC work under KEC-NY's collective bargaining agreement and as to whom KEC-NY has been notified by IPC to make such payments. The parties shall promptly supply each other with all accurate and relevant information and shall maintain such information for their mutual benefit in such form as shall be required by law and/or appropriate.

               4. (a) KEC-NY shall, after the preparation of each Payroll, invoice IPC on a weekly basis for all appropriate payments for labor compensation and benefits related to Pooled Employees employed by IPC pursuant to this Agreement.

                      (b) Invoices evidencing appropriate payments shall be paid by IPC by wire transfer within one business day of receipt by IPC of such invoice, time being of the essence. IPC shall pay to KEC-NY a total fee of $45,000 per month during the Term (or on a pro rata basis for any partial month during the Term based on the proportion that the number of days in such partial month bears to a 30-day calendar month) to be paid to KEC-NY on the first business day of each calendar month for services rendered during each such month during the Term for maintaining such pooling arrangement and performing its obligations related to all Pooled Employees represented by IBEW Local 3 and Local 3 (White Plains) and as otherwise provided herein.

               5. IPC agrees to obtain a standby letter of credit, effective as of the date hereof, in the aggregate amount of $1.5 million with respect to the payments of (a) KEC-NY, pursuant to Section 3 of this Agreement, for labor compensation and benefits related to Pooled Employees and (b) Kleinknecht Electric Company, Inc. (NJ) ("KEC-NJ") pursuant to Section 3 of the Amended and Restated Labor Pool Agreement, dated the date hereof, between KEC-NJ and IPC (the "KEC-NJ Labor Pool Agreement") for labor compensation and benefits related to Pooled Employees (as such term is defined in the KEC-NJ Labor Pool Agreement).

               6. IPC shall continue to be the employer of Pooled Employees while engaged in IPC's work and IPC shall continue to be solely responsible for the direction of its own work and for the performance of all work undertaken by the Pooled Employees while engaged in its work, and shall, at its own cost and expense, obtain and maintain customary insurance coverage consistent with prior practice, which insurance shall name KEC-NY as an additional insured.

               7. In this pooling arrangement, IPC specifically acknowledges that it will comply with all legal requirements relating to the terms and conditions of employment of any Pooled Employee employed pursuant to this pooling arrangement, including, without limitation, the applicable provisions of OSHA, the Fair Labor Standards Act, the Fair Employment Practices law and the Equal Pay Act. In addition, IPC agrees not to discriminate against any employee or applicant for employment because of race, creed, color, sex, affectional preference, or national origin. IPC shall take affirmative action to afford equal employment opportunities without such discrimination. Such action shall be taken with reference to recruitment, employment, job assignment, promotion, demotion, transfer, layoff, termination, rates of pay and other forms of compensation and selection for training, including apprenticeship and on-the-job training.

               8. To the maximum extent permitted by law, IPC hereby assumes and agrees to indemnify and hold KEC-NY harmless against the entire responsibility and liability for fines, penalties, and any and all damage (direct and consequential) and injury (including death) of any kind or nature whatsoever, to all persons, whether or not employees of KEC-NY or IPC, and all property, tangible and intangible, and damage thereto, caused by, resulting from or arising out of, or in connection with the following:

                        (a) the information supplied hereunder by IPC;

                     (b) the work performed by its employees, including any Pooled Employees for IPC as provided hereunder;

                     (c) any occurrence which happens in or about the area where the IPC work is performed and related to the performance of work for IPC by the Pooled Employees as provided hereunder; and

                     (d) any breach of the obligations of IPC under this Agreement by IPC.

Excluded from IPC's responsibility and liability shall be such fines, penalties and other damage caused by KEC-NY's negligence or breach hereof, or any claim related to the work performed by KEC-NY with its employees, including, without limitation, any Pooled Employee to the extent that any such Pooled Employee is performing services for KEC-NY.

               9. To the maximum extent permitted by law, KEC-NY hereby assumes and agrees to indemnify and hold IPC harmless against the entire responsibility and liability for fines, penalties, and any and all damage (direct and consequential) and injury (including death) of any kind or nature whatsoever, to all persons, whether or not employees of IPC or KEC-NY, and all property, tangible and intangible, and damage thereto, caused by or resulting from or arising out of, or in connection with

                     (a)  the information supplied hereunder by KEC-NY;

                     (b) the work performed by the employees of KEC-NY, including, without limitation, any Pooled Employee to the extent that any such Pooled Employee is performing services for KEC-NY;

                     (c) any occurrences which happen in or about the area where KEC-NY work is performed and related to the performance of work for KEC-NY by its employees;

                     (d) any breach of the obligations of KEC-NY under this Agreement by KEC-NY.

Excluded from KEC-NY's responsibility and liability shall be such fines, penalties and other damage caused by IPC's negligence or breach hereof or any claim related to the work performed for IPC by Pooled Employees employed hereunder.

               10. (a) IPC shall indemnify, defend and hold harmless, to the fullest extent permitted under applicable law, the individual shareholders of KEC-NY (for purposes of this Agreement, collectively referred to as the "KEC-NY Indemnitees") from and against each Loss that arises from a reduction in the value of the capital stock of such KEC-NY Indemnitees because of a final determination that the KEC-NY Indemnitees are subject to multiemployer pension plan withdrawal liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended (and the rules and regulations promulgated thereunder) ("ERISA"), due solely to actions taken by IPC, including, without limitation, IPC's failure, in whole or in part, to employ members of IBEW Local 3 or Local 3 (White Plains), as the case may be, or the termination or breach by IPC of this Agreement (it being understood that such reduction in the value of such capital stock shall be deemed not to have occurred if and to the extent that any such withdrawal liability shall have been satisfied by IPC); provided, however, that the maximum amount of Losses for which IPC shall have an obligation to indemnify under this Agreement and the KEC-NJ Labor Pool Agreement shall not exceed $5 million in the aggregate (the "Cap"). All Losses arising from this Agreement that exceed the Cap shall be the sole responsibility of the KEC-NY Indemnitees. For purposes of this Section, "Losses" means any actual losses, damages, liabilities, costs or expenses (including reasonable attorneys' fees and disbursements), judgments, fines, penalties, and amounts paid in settlement; it being expressly understood that Losses shall not include any fines, penalties, interest payments, attorney's fees and disbursements, court costs or liquidated damages assessed as a result of any failure of KEC-NY to comply with the requirements of ERISA or cooperate with IPC in compromising or defending such Loss in a timely and reasonable manner (unless such fines, penalties, interest payments, attorney's fees and disbursements, court costs or liquidated damages are due to IPC's failure to make payments under this Section 10(a) in a timely manner). Notwithstanding anything to the contrary contained in this Agreement, the obligations of IPC to indemnify the KEC-NY Indemnitees under this Section 10 shall terminate on the date on which the statute of limitations under applicable law expires with respect to any applicable claim for a Loss hereunder. KEC-NY hereby represents and warrants to IPC that, other than Richard Kleinknecht and Peter Kleinknecht and their respective children, there are no owners of capital stock of KEC-NY.

                     (b) Promptly after receipt by the KEC-NY Indemnitees of notice of any demand, claim or circumstance received by the KEC-NY Indemnitees on or after the date on which this Agreement became effective that, with or without the lapse of time, the KEC-NY Indemnitees have reason to believe may result in any such Losses described in Section 10(a), the

KEC-NY Indemnitees shall give notice thereof to IPC, which notice shall describe such demand, claim or circumstance in reasonable detail and shall indicate the amount (estimated, if necessary) of the Losses that have been or may be suffered by the KEC-NY Indemnitees . To the extent any such demand, claim or circumstance relates to Losses within the Cap, IPC shall have the exclusive right to compromise or defend, by its own counsel, any such demand, claim or circumstance and all fees and expenses related thereto shall be borne by IPC. The KEC-NY Indemnitees shall cooperate in the compromise of, or defense against, such demand, claim or circumstance and shall make available to IPC and its counsel any books, records or other documents within its control that are necessary or appropriate for such compromise or defense.

                  11. The term of this Agreement (the "Term") shall be for a period of twenty years from the date hereof, except that this Agreement may be terminated as provided below:

                           (a) IPC may terminate this Agreement at any time, with or without cause, upon ninety days' prior notice to KEC-NY.

                           (b) Either party may terminate this Agreement upon thirty (30) days' notice upon the happening of any of the following conditions:

                                    (i)   In the event of IPC's failure to
                                          reimburse KEC-NY for Payroll and such
                                          failure continues for 3 business days
                                          after IPC's actual receipt of KEC-NY's
                                          written notice of such failure to pay;

                                    (ii)  In the event of a material default by
                                          the other party in the performance of
                                          its obligations hereunder,
                                             which default is not cured within
                                             ten days after the giving of
                                             written notice thereof;

                                    (iii)    In the event the other party files
                                             a voluntary petition under the
                                             Bankruptcy Code, or for other
                                             debtor or insolvency relief;

                                    (iv)     In the event Local 3 and/or Local 3
                                             (White Plains) IBEW withdraws its
                                             consent to or objects to the
                                             continuation of the pooling
                                             arrangement.

                  The termination or expiration of this Agreement under this Section or under Section 14 shall not affect the rights and obligations previously accrued.

                  The foregoing notwithstanding, this Agreement may be terminated by either party on 90 days' prior notice without cost or penalty in the event KEC-NY shall determine to cease those operations which require that it maintain a collective bargaining agreement.

                  12. Any notice required under this Agreement shall be in writing and shall be served by certified mail, return receipt requested, directed to the parties, as follows:

                  IF TO KEC-NY:

                         Kleinknecht Electric Company, Inc. (NY)
                         940 Eighth Avenue
                         New York, New York 10014
                         Attention: Chairman or President

                  with copy to:

                         Chief Financial Officer

                  IF TO IPC:

                         IPC Information Systems, Inc.
                         88 Pine Street
                         New York, NY 10005
                         Attention: Chairman and General Counsel

Notices otherwise validly given shall be effective two days after the mailing notwithstanding the date of actual receipt, or the failure or refusal of a party to sign the return receipt. The address of either party may be changed by such party giving notice to the other.

                  13. This is an agreement which is intended to be applicable solely to the sharing of a common pool of skilled labor. By virtue of this pooling agreement, the parties hereto do not intend to create any partnership or joint venture and neither party shall have any interest in the other party's work, business or opportunities. It is further agreed that by virtue of this pooling agreement KEC-NY is not to be deemed or held out to be a subcontractor of IPC with regard to IPC's work unless otherwise agreed to in writing by the parties.

                  14. IPC agrees during the term of this Agreement to be bound by industry-wide modifications and extensions of the KEC-NY collective bargaining agreement, provided that no such modification or extension limits the continued use or benefit of this Agreement. Any modifications of the KEC-NY collective bargaining agreement which are individually bargained with Local 3 or Local 3 (White Plains) shall be first subject to prior consultation with IPC to the extent that such modifications affect IPC and its Pooled Employees and/or the continued use or benefit of this Agreement. IPC shall have the right to terminate this Agreement in the event that any modifications of the collective bargaining agreement between KEC-NY and each of Local 3 and Local 3 (White Plains) adversely affect IPC's continued use of the rights under this Agreement or the substantive and/or economic benefits provided therein. Such right to terminate by IPC shall be exercised by written notice to KEC-NY within 30 days after the later to occur of (a) receipt of written notice by IPC of such modifications, (b) the applicable parties have agreed to such modifications or
(c) such modifications have become effective.

                  15. In the event that an arbitration or legal proceeding is initiated between KEC-NY and Local 3, then, to the extent that such proceeding affects the IPC employees or IPC's rights or obligations hereunder, IPC shall be given notice of the filing of such grievance or legal proceeding in accordance with the notice provisions hereof and shall be given the opportunity to participate in and defend its interests. If such notice and opportunity are provided, IPC shall be bound by the determination made in such proceeding as if IPC were a party.

                  16. Except with regard to Local 3 and Local 3 (White Plains) IBEW and the Trustees of the affiliate Local 3 and Local 3 (White Plains) Fringe Benefit Funds, this Agreement is not intended to create any rights in any person, firm or corporation not a party to this Agreement.

                  17. The rights and obligations of this Agreement are not assignable. In the event of any merger or consolidation of either party, or upon the appointment of a receiver for the property of either of the parties hereto, this Agreement shall, at the option of the other party, immediately terminate.

                  18. The failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision must be made in writing and signed by the party against whom its enforcement is sought. A waiver at any one or more times shall not be deemed a waiver at any other time or times.

                  19. A determination that any provision of this Agreement is invalid shall not affect the validity or enforceability of any other provision.

                  20. This Agreement contains the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties.

                  21. This Agreement shall be governed by and construed pursuant to the laws of the State of New York as an agreement made and performed in the State of New York, without regard to any principle of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                  22. It is a condition precedent to the effectiveness of this Agreement that the "Merger" under and as defined in the Agreement and Plan of Merger, dated the date hereof, 1997, by and between Arizona Acquisition Corp. and IPC shall have been consummated.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers the day and year first above written.

                                        KLEINKNECHT ELECTRIC COMPANY, INC. (NY)


                                        By: /s/ Peter J. Kleinknecht
                                            ----------------------------
                                             Peter J. Kleinknecht, President


                                        IPC INFORMATION SYSTEMS, INC.


                                        By: /s/ S.T. Clontz
                                            ----------------------------
                                             S.T. Clontz, President